Exhibit 1.1

DISTRIBUTION AGREEMENT

November 4, 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario, M4W 1A5, Canada

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

BTIG, LLC 65 East 55th Street New York, New York 10022	The Bank of New York Mellon 240 Greenwich Street New York, New York 10286

BNY Mellon Capital Markets, LLC (as forward seller through BTIG, LLC) 240 Greenwich Street New York, New York 10286

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	JPMorgan Chase Bank, N.A. 270 Park Avenue New York, New York 10017

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

Mizuho Securities USA LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020	Mizuho Markets Americas LLC 1271 Avenue of the Americas, 3rd Floor New York, New York 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 5th Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London, EC2Y 9AJ

RBC Capital Markets, LLC Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as agent 1 Vanderbilt Avenue New York, New York 10017

Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001

Ladies and Gentlemen:

WEC Energy Group, Inc., a Wisconsin corporation (the “Company”), confirms its agreement with each of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., BTIG, LLC, BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as agents and/or principals (each, an “Agent” and, collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., The Bank of New York Mellon, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $4,000,000,000 (the “Maximum Amount”) on the terms and conditions set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-281253) (the “Original Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such Original Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means (i) initially, the Original Registration Statement and (ii) on and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement, the registration statement, if any, filed by the Company for the purpose of continuing the offering of the Shares following any such date, in each case, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents and in each case, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of such registration statement at the effective time. “Basic Prospectus” means the prospectus filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(e) of this Agreement and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent and each Forward Purchaser agree as follows:

1.             Issuance and Sale.

(a)             Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also (i) offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”) or (ii) enter into one or more initially-priced forward stock purchase transactions with a Forward Purchaser (an “Initially-Priced Transaction”) or one or more collared forward sale transactions with a Forward Purchaser (a “Collared Forward Transaction”, and each of an Initially-Priced Transaction and a Collared Forward Transaction, a “Forward Transaction”), as set forth in a separate letter agreement, the forms of which are attached hereto as Exhibits B-1 and B-2, respectively (an “Initially-Priced Confirmation” and a “Collared Forward Confirmation”, each, a “Confirmation” and, together, the “Confirmations”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement, any Terms Agreement and any Confirmation is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” means the New York Stock Exchange, (iv) “Forward Settlement Date” means, for sales in establishing the applicable Forward Purchaser’s initial hedge under any Confirmation, unless otherwise specified, the first (1st) Exchange Business Day, or such other day as may, from time to time, become standard industry practice for regular-way trading), following the date on which such sales are made and (v) “Forward Hedge Selling Commission” means, (x) for any Initially-Priced Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Initially-Priced Confirmation), (ii) the Volume Weighted Hedge Price (as defined in the applicable Initially-Priced Confirmation) and (iii) the Number of Shares (as defined in the applicable Initially-Priced Confirmation) and (y) for any Collared Forward Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Collared Forward Confirmation) and (ii) the sum of the product of each Hedge Reference Price (as defined in the applicable Collared Forward Confirmation) and the corresponding Component Number of Shares (as defined in the applicable Collared Forward Confirmation) for all Components (as defined in the applicable Collared Forward Confirmation) of such Collared Forward Transaction.

(b)             Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares with respect to which such Agent has agreed to act as sales agent in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 hereof. In addition, subject to the terms and conditions set forth herein, the Company may, in consultation with a Forward Purchaser and the applicable Agent, instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent (or, with respect to BTIG, LLC, BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent)), as forward seller, and enter into one or more Confirmations with respect to such Shares. Each Forward Purchaser shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third parties up to the maximum number of shares of Common Stock deliverable under such Forward Transaction. In connection therewith, the Company and such Forward Purchaser understand that such Forward Purchaser, through such Agent, as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement. Nothing herein shall constitute a commitment by any Forward Purchaser to borrow, offer or sell Shares, or to enter into any Forward Transaction. Such a commitment (if any) would be set forth in, and would be subject to the terms of, a Confirmation with respect to such Forward Transaction.

(c)             Each Agent, as agent in any Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company by the Agent in its capacity as agent of the Company or as forward seller for the applicable Forward Purchaser as shall be agreed by the Company and such Agent in writing. For the avoidance of doubt and subject to the foregoing, each Agent, as agent in any Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser may sell Shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(d)             If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) hereof) no later than the opening of trading on the immediately following Exchange Business Day.

(e)             If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent, and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) hereof.

(f)             The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.             Transaction Acceptances and Terms Agreements.

(a)             The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 1% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when the Gross Sales Price of the Specified Number of Shares is added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total Gross Sales Price of Shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)             The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement, any Terms Agreement and for any borrowed Shares sold by a Forward Purchaser through a forward seller shall be a percentage, not to exceed 1%, of (x) the actual sales price of such Shares or (y) in the case of a Collared Forward Transaction, the relevant Hedge Reference Price(s) (as defined in and determined pursuant to the relevant Confirmation) (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance or Confirmation; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c)             Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least three Exchange Business Days prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). On each Forward Settlement Date in establishing the applicable Forward Purchaser’s initial hedge under a Confirmation, such Shares shall be delivered by such Forward Purchaser to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Sales Price from the sale of such Shares in same day funds delivered to an account designated by such Forward Purchaser.

(d)             If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)             If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party and Forward Purchaser. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” in Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f)             (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) hereof or in connection with a Forward Transaction, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)	The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g)             Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)             Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) (A) if the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) with respect to a completed quarter in advance of filing its Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same periods, as the case may be, covered by such Earnings Announcement, at any time from and including the date of the Earnings Announcement through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (B) if the Company shall make an Earnings Announcement on the same date as the filing of the Quarterly Report on Form 10-Q or Annual Report on Form 10-K for such period, from the date of the filing of such Quarterly Report on Form 10-Q or Annual Report on Form 10-K through and including the time that is 24 hours after the time that the Company files such Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

(i)             The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent, as sales agent or forward seller, on any Exchange Business Day.

(j)             Notwithstanding anything herein to the contrary, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent or forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Company’s board of directors or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company. The Company or the applicable Agent, acting as forward seller, may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to a Forward Transaction for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Confirmation.

(k)             Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any Shares for sale under this Agreement or such Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate set forth in the applicable Confirmation, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such cost.

3.             Representations, Warranties and Agreements of the Company. The Company represents and warrants to each of the Agents and the Forward Purchasers as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined below), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(b) hereof (each such date listed in (i) through (vi), a “Representation Date”), and agrees that:

(a)             The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Exchange under the trading symbol “WEC.” Prior to the delivery of any Transaction Proposal, the Shares shall have been listed on the Exchange, subject to notice of issuance.

(b)             (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act or made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (4) at the date hereof, the Company was and is eligible to register and issue the Shares, as a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(c)             The Registration Statement became effective upon filing under Rule 462(e) under the Act on August 5, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents and the Forward Purchasers pursuant to Rule 430B(f)(2) under the Act (each, a “Deemed Effective Time”), as of each time (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares or (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares (each, a “Time of Sale”) and as of each Settlement Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including any such prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto or any Interim Prospectus Supplement (as defined below)) complied when so filed in all material respects with the Act.

As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, including any additional information listed on Schedule B hereto, and the Prospectus all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of each Time of Sale, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and each Agent. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies each Agent as described in Section 4(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “1939 Act”), or (B) any statements or omissions made in the Registration Statement or the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

(d)             Each document filed, and to the extent such document has been amended, as amended, or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus (including, without limitation, any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus) conformed or, when so filed, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents included, and to the extent such document has been amended, as amended or, when so filed, will include any untrue statement of a material fact or omitted or, when so filed, will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)             This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement and any Confirmation will have been duly authorized, executed and delivered by the Company.

(f)             The Shares, when issued and delivered by the Company pursuant to this Agreement, any Terms Agreement or any Confirmation, against payment of the consideration set forth in this Agreement, any Terms Agreement or any Confirmation, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other similar rights. The Shares will conform in all material respects to the statements relating thereto contained in the Registration Statement and the General Disclosure Package.

(g)             The Company’s authorized equity capitalization is as set forth in the Registration Statement and the General Disclosure Package; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the General Disclosure Package; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(h)             The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the General Disclosure Package will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(i)             Neither the Company nor any “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and collectively, the “Subsidiaries” and each of which is listed on Schedule C hereto) is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); and the execution, delivery and performance of this Agreement, any Terms Agreement or any Confirmation and the consummation by the Company of the transaction contemplated herein and therein (including any settlement pursuant to the terms of any Confirmation and the use of proceeds from the sale of the Shares as described in the Registration Statement and the General Disclosure Package under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment (through acceleration or otherwise), in each case prior to its stated maturity, of all or a portion of such indebtedness by the Company or any Subsidiary.

(j)             No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Confirmation, except such as have been already obtained or as may be required under the Act or the rules and regulations of the Commission thereunder or state securities laws.

(k)             The registered public accounting firm that certified the audited financial statements of the Company which are incorporated by reference in the Registration Statement and the General Disclosure Package, is an independent registered public accounting firm as required by the Act and the regulations thereunder.

(l)             Immediately after any sale of Shares by the Company hereunder, the aggregate Gross Sales Price of Shares that have been issued and sold by the Company hereunder will not exceed the aggregate amount registered and available under the Registration Statement (in this regard, the Company acknowledges and agrees that, although the Agents will be required to maintain records of the Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation, the Agents shall have no responsibility for maintaining records with respect to the availability of Common Stock for sale pursuant to the Registration Statement).

(m)             Except under circumstances where the Company has provided the Agents with the notice required pursuant to Section 2(e) hereof, the Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(n)             Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is a person currently listed on any publicly available sanctions-related list of designated persons maintained by the Office of Foreign Asset Control (“OFAC”) of the U.S. Treasury Department on its official website, http://www.treasury.gov/resource-center/sanctions/, or any replacement website (a “Sanctioned Person”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing activities of any Sanctioned Person that, at the time of such funding, is subject to any U.S. Sanctions administered by OFAC.

(o)             The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

Any certificate signed by any officer of the Company delivered to the Agents or Forward Purchasers or to counsel for the Agents or Forward Purchasers shall be deemed a representation and warranty by the Company to each Agent and Forward Purchaser as to the matters covered thereby.

4.             Certain Covenants of the Company. The Company hereby agrees with each of the Agents and each of the Forward Purchasers:

(a)             For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and to not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)             As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus, in a form approved by the Agents and the Forward Purchasers, such approval not to be unreasonably withheld, with the Commission and make any other required filings pursuant to Rule 433 under the Act; as soon as the Company is advised thereof, to advise the Agents and the Forward Purchasers orally or in writing of the issuance of any stop order under the Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares, of which the Company shall have received notice, and to use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

(c)             To deliver to the Agents, without charge, as soon as practicable after the Registration Statement becomes effective, and from time to time thereafter during such period of time as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act or any similar rule), as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Shares) as the Agents may reasonably request, and for so long as this Agreement is in effect, to prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(d)             To furnish to the Agents a copy of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Shares and, upon request, to furnish to the Agents sufficient plain copies thereof (exclusive of exhibits).

(e)             For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Agents and copies of such amendments to the Prospectus or supplements to the Prospectus.

(f)             To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement of the Company for purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(g)             If during the Term, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)             To endeavor, in cooperation with the Agents, to qualify the Shares for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Agents may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify as a dealer in securities or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(i)             To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement and the General Disclosure Package and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents, the Forward Purchasers and the Exchange; (ii) the Agents’ and the Forward Purchasers’ reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers (including in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof and in connection with preparing any blue sky survey), in connection with the execution of this Agreement, any Terms Agreement and any Confirmation and the Registration Statement incurred on or prior to the date hereof; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Exchange and any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares in connection with this Agreement, any Terms Agreement, any Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4(i).

(j)             During any period beginning on the date of a Transaction Acceptance and ending on the Settlement Date with respect to such sales, to not, directly or indirectly, sell, offer to sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock (other than shares of the Common Stock hereunder), without (A) giving the Agents prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, offer to sell, contract to sell, pledge, or other disposition of shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, any Terms Agreement or any Confirmation, (B) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other rights pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan (whether currently existing or adopted hereafter), dividend reinvestment plan or direct purchase plan, including, without limitation, the WEC Energy Group Stock Plus Plan, (C) Common Stock issuable upon conversion or settlement of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (D) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other persons. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(k)             Prior to delivery of any Transaction Proposal, to cause the Shares to be approved for listing on the Exchange, subject to notice of issuance.

(l)             To acknowledge that each Agent may, to the extent permitted under the Act and the Exchange Act, purchase and sell Common Stock for its own account and for accounts of its customers while this Agreement is in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent. In addition, the Company hereby acknowledges and agrees that each Agent and such Agent’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Agent is acting as agent pursuant to this Agreement.

(m)             Prior to the third anniversary of the initial effective date of the Registration Statement, to file a new shelf registration statement to permit the issuance and sale of the Shares to continue as contemplated in the Registration Statement. References herein to the Registration Statement shall include such new shelf registration statement.

(n)             To not, directly or indirectly, take any action designed to cause or result in, or that constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5.             Execution of Agreement. Each Agent’s and each Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)             the Company shall have delivered to the Agents and the Forward Purchasers:

(i)	an officers’ certificate executed by the President, or a Vice President of the Company and, the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company certifying as to the matters set forth in Exhibit C hereto;

(ii)	the favorable opinion and related disclosure letter, each addressed to the Agents and the Forward Purchasers and dated the date of this Agreement of (A) Troutman Pepper Locke LLP, counsel for the Company, to the effect set forth in Exhibit D-1 hereto and (B) Joshua M. Erickson, Esq., Vice President and Deputy General Counsel of WEC Business Services LLC, to the effect set forth in Exhibit D-2 hereto, each in form and substance satisfactory to the Agents and the Forward Purchasers and to counsel for the Agents and the Forward Purchasers;

(iii)	the favorable opinion and related disclosure letter, each addressed to the Agents and the Forward Purchasers and dated the date of this Agreement of Hunton Andrews Kurth LLP, counsel for the Agents and the Forward Purchasers, with respect to such matters as the Agents and the Forward Purchasers may reasonably request;

(iv)	a letter addressed to the Agents and the Forward Purchasers and dated the date of this Agreement from the Company’s independent public accountants for the periods covered by their respective reports included or incorporated by reference in the Registration Statement and the General Disclosure Package (and the applicable interim periods), in form and substance satisfactory to the Agents and the Forward Purchasers and to counsel for the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package;

(v)	resolutions duly adopted by the Company’s board of directors or a duly authorized committee thereof, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vi)	such other documents and opinions as counsel for the Agents and the Forward Purchasers reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

6.             Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents and each of the Forward Purchasers as follows:

(a)             Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).

(b)             Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) or (ii) there is a Principal Settlement Date pursuant to a Terms Agreement (each date referred to clauses (i) and (ii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Sections 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)             Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause to be furnished to Agents and, if applicable, the Forward Purchasers (A) the written opinion and disclosure letter of Troutman Pepper Locke LLP, counsel to the Company; (B) the written opinion and disclosure letter of Joshua M. Erickson, Esq., Vice President and Deputy General Counsel of WEC Business Services LLC; and (C) the written opinion and disclosure letter of Hunton Andrews Kurth LLP, counsel to the Agents and the Forward Purchasers, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents and, if applicable, the Forward Purchasers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(a)(iii) hereof, as applicable, furnished to the Agents and, if applicable, the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)             Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause the Company’s independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, the Company shall, if requested by the Agents and, if applicable, the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents and, if applicable, the Forward Purchasers may reasonably request.

(e)             (i) No order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.

(f)             The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or by any Terms Agreement or Confirmation, including, without limitation, at each Bring-Down Delivery Date and otherwise as the Agents and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Company’s independent public accountants (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Purchasers and their counsel.

(g)             The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus (each, an “Interim Prospectus Supplement”) to be filed by the Company with the Commission from time to time, the aggregate Gross Sales Price of the Shares sold through the Agents under this Agreement, any Terms Agreement and any Confirmation, and the gross proceeds to the Company or a Forward Purchaser from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fourth quarter of such fiscal year.

The requirements (i) to provide the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) hereof, (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) hereof, and (iii) to provide the representations and warranties contemplated under Section 3(vi) hereof shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

All opinions, letters and other documents referred to in Sections 6(b) through (d) hereof shall be reasonably satisfactory in form and substance to the Agents and, if applicable, the Forward Purchasers. The Agents and, if applicable, the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) hereof.

7.             Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:

(a)             At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Hedge Completion Date specified pursuant to such Confirmation, trading in the Common Stock (including, without limitation, the Shares) shall not have been suspended by the Commission, the Exchange or the Financial Industry Regulatory Authority, Inc. The Shares shall have been approved (subject only to notice of issuance) for listing or quotation on and shall not have been delisted from the Exchange. There shall not have occurred any of the following: (i) any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including any terrorist activity), the effect of which is such as to make it, in the judgment of the Agents, impracticable to market the Shares or to enforce contracts for the sale of the Shares; (ii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority; or (iii) a banking moratorium has been declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services.

(iv)	Since the most recent date as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the General Disclosure Package (a “Material Adverse Change”).

(b)             Within one Exchange Business Day after the applicable Bring-Down Delivery Date
(and subject to the waiver provisions contained in the second paragraph of Section 6(g)) or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, the Agents and, if applicable, the Forward Purchasers, shall have received the officers’ certificate, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d) hereof, inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 hereof or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.             Termination.

(a)             (i)  The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent and/or Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 4(i), 9, 10, 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)             (i)  Each Agent and each Forward Purchaser may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents and the Forward Purchasers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 4(i), 9, 10, 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus: (i) there has been any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including any terrorist activity), the effect of which is such as to make it, in the judgment of the Agents, impracticable to market the Shares or to enforce contracts for the sale of the Shares; (ii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority; (iii) a banking moratorium has been declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services; or (iv) there has been any Material Adverse Change. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)             This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) hereof or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement, any Terms Agreement and any Confirmation and (C) November 2, 2029, in each case except that the provisions of Sections 4(i), 9, 10, 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b) hereof. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

(e)             No termination of this Agreement shall affect any Confirmation that has been entered into prior to such termination.

9.             Indemnification.

(a)             The Company agrees to indemnify and hold harmless each Agent and Forward Purchaser and each person, if any, who controls any Agent or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, the Prospectus (if used prior to the effective date of this Agreement), the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any amendment or supplement to any thereof, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and

(iii)	against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Agents and Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents or the Forward Purchasers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any amendment or supplement to any thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)             Indemnification of Company, Directors and Officers. Each Agent and Forward Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any amendment or supplement to any thereof in reliance upon and in conformity with written information furnished to the Company by such Agent or Forward Purchaser expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or any amendment or supplement to any thereof.

(c)             Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing within a reasonable period of time of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d)             Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the applicable indemnified parties, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual parties to such claim or action or have been threatened to become parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

10.             Contribution. If the indemnification provided for in Section 9  hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents and Forward Purchasers on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agents and Forward Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the applicable Agent (which for purposes of this paragraph means an Agent in an Agency Transaction or an Agent acting as forward seller in an Initially-Priced Forward Transaction) or Forward Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall, in the case of any Agency Transaction or Initially-Priced Forward Transaction, be deemed to be in the proportion that (i) in the case of the Company, (x) the total net proceeds from the offering of Shares in any Agency Transaction under this Agreement (before deducting expenses) received by the Company bears to the aggregate Gross Sales Price of such Shares, or (y) the product of the Number of Shares sold during the Initial Hedge Period for any Initially-Priced Forward Transaction and the Initial Forward Price for such Forward Transaction (the “Net Forward Proceeds”) bears to the product of the Number of Shares sold during the Initial Hedge Period for such Forward Transaction and the Volume-Weighted Hedge Price for such Initially-Priced Forward Transaction (the “Gross Initially-Priced Forward Amount”), (ii) in the case of the Agents, (x) in any Agency Transaction, the total discounts or commissions received by the Agents bears to the aggregate Gross Sales Price of Shares in such Agency Transaction or (y) in any Initially-Priced Forward Transaction, the Forward Hedge Selling Commission for such Initially-Priced Forward Transaction bears to the Gross Initially-Priced Forward Amount in such Initially-Priced Forward Transaction, and (iii) in the case of the Forward Purchaser in any Initially-Priced Forward Transaction, the Spread (as defined in the applicable Initially-Priced Confirmation), net of any related stock borrow costs or other costs or expenses actually incurred (the “Net Spread Value”) retained by the Forward Purchaser under such Initially-Priced Confirmation bears to the Gross Forward Amount in such Initially-Priced Forward Transaction.

The relative fault of the Company on the one hand and the applicable Agent or Forward Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent or Forward Purchaser in writing and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents and Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Agents and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, in no event shall any Agent or any Forward Purchaser be required to contribute any amount in excess of the amount by which the discounts or commissions with respect to the offering or purchase of Shares received by it under this Agreement or any Confirmation exceeds the amount of any damages that such Agent or such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent or Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. Each Agent’s and each Forward Purchaser’s obligations to contribute are several in proportion to their respective obligations and not joint.

11.             Notices. All notices and other communications under this Agreement, any Terms Agreement or any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:

(a)	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Authorized Individuals:

Robert Stowe (Managing Director): robert.stowe@barclays.com

Gabbie LeBlanc (Director): gabrielle.leblanc@barclays.com

(b)	Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Kevin Cheng

Telephone: (212) 526-8627

Email: kevin.cheng@barclays.com

(c)	BMO Capital Markets Corp.

Equity-Linked Capital Markets

151 W 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

With a copy to:

Legal Department

BMO Capital Markets Corp.

151 W 42nd Street, 32nd Floor

New York, New York 10036

(d)	Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5, Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1, Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

(e)	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution
Email: dg.atm_execution@bofa.com
with a copy to
Facsimile: (212) 230-8730
Attention: ECM Legal

(f)	Bank of America, N.A.

Bank of America Tower at One Bryant Park, 8th Fl.

New York, New York 10036

Attention: Strategic Equity Solutions Group
Telephone: (646) 855-6770
Email: dg.issuer_derivatives_notices@bofa.com

(g)	BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with a copy (which shall not constitute notice) to:

BTIG, LLC

350 Bush Street

San Francisco, California 94104

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com and IBLegal@btig.com

(h)	BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent)

240 Greenwich Street

New York, New York 10286

Attention: Equity Capital Markets

Email: atmgroup@bnymellon.com

Facsimile: (212) 815-6403

with a copy (which shall not constitute notice) to:

240 Greenwich Street

New York, New York 10286

Attention: Operations Department, Third Floor

Facsimile: (724) 540-6311

and to:

BTIG, LLC as agent of the Forward Seller, at the notice addresses provided for BTIG, LLC herein

(i)	The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Equity Desk

Email: atmgroup@bnymellon.com

Telephone: 212-815-8056

and to:

BTIG, LLC, at the notice addresses for BTIG, LLC provided above

(j)	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

with a copy to

setg.origination@citi.com

(k)	Citibank, N.A.

390 Greenwich Street

New York, New York 10013

Attention: Eric Natelson, Managing Director

Email: eric.natelson@citi.com

Telephone: (212) 723-7310

with a copy to

Theodore.Finkelstein@citi.com, Bianca.Gotuaco@citi.com,

eq.us.corporates.middle.office@citi.com; eq.us.ses.nortifications@citi.com

(l)	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Michael Voris, Ryan Cunn, Equity Capital Markets
Telephone: 212-902-4895
Facsimile: 212-291-5027
Email: michael.voris@gs.com; ryan.cunn@gs.com: gs-reecm@ny.email.gs.com; Eq-derivs-notifications@am.ibd.gs.com

(m)	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017 Facsimile: (212) 622-8783 Attention: Sanjeet Dewal Facsimile: (212) 622-8783 Email: sanjeet.s.dewal@jpmorgan.com

(n)	JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, New York 10017
EDG Marketing Support
Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com
With a copy to:
Attention: Sanjeet Dewal
Email: sanjeet.s.dewal@jpmorgan.com

(o)	KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Attention: Michael Jones, John Salisbury, Nathan Flowers
Emails:  michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com
Phone: (216) 689-3910

(p)	Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Equity Capital Markets Desk

Email: US-ECM@mizuhogroup.com

(q)	Mizuho Markets Americas LLC

1271 Avenue of the Americas
New York, New York 10020
with a copy to
Legal Department, Email: swapslegal@mizuhogroup.com

(r)	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division
Facsimile: (212) 507-8999

(s)	MUFG Securities Americas Inc.

1221 Avenue of the Americas, 5th Floor

New York, New York 10020

Attention: Capital Markets
Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(t)	MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London, EC2Y 9AJ

Attention: Derivative Confirmations
Facsimile: +44 (0) 20 7577 2898/1875
Email: docsconfirms@int.sc.mufg.jp

with a copy to: ECM@us.sc.mufg.jp

(u)	RBC Capital Markets, LLC Brookfield Place 200 Vesey Street New York, New York 10281 United States of America Telephone: (212) 905-5846 Email: tj.opladen@rbccm.com Attention: TJ Opladen

(v)	Royal Bank of Canada Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281 Telephone: (212) 905-5846 Email: tj.opladen@rbccm.com Attention: TJ Opladen

(w)	Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6563
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

(x)	The Bank of Nova Scotia
44 King Street West
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc., as agent
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: US Equity Derivatives
Email: john.kelly@scotiabank.com
Phone: (212) 225-6664
with a copy to:

Email: BNSEquityConfirmations@scotiabank.com

(y)	TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Telephone: (212) 827-7182

email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com

(z)	The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as agent 1 Vanderbilt Avenue New York, New York 10017 Attention: Global Equity Derivatives Telephone: (646) 562-1504

Email: TDS_ATM@tdsecurities.com, TDUSA-GEDDelta1@tdsecurities.com,
Igor.Biselman@tdsecurities.com, and Matthew.Birmingham@tdsecurities.com

(aa)	Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Special Equities Group

Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com

(bb)	Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Special Equities Group and Corporate Equity Derivatives

Email: WellsFargoSpecialEquitiesTrading@wellsfargo.com and
CorporateDerivativeNotifications@wellsfargo.com

With a copy to:
Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York 10166
Attention: Adam O’Brian
Email: aobrian@hunton.com

(cc)	WEC Energy Group, Inc. 231 W. Michigan Street Milwaukee, Wisconsin 53203 Attention: Anthony L. Reese, Vice President and Treasurer Telephone: (414) 221-3768 Email: anthony.reese@wecenergygroup.com

With a copy to:

Troutman Pepper Locke LLP
600 Peachtree Street NE, Suite 300
Atlanta, Georgia 30308
Attention: Eric A. Koontz
Email: eric.koontz@troutman.com

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to:

(i)	Barclays Capital Inc.

Robert Stowe, Gabrielle LeBlanc
Email: Robert.stowe@barclays.com; gabrielle.leblanc@barclays.com

(ii)	BMO Capital Markets Corp.

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

(iii)	BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent)

Attention: ATMGroup@bny.com

Facsimile: (212) 815-6403

(iv)	BofA Securities, Inc.

ATM Execution; ECM Legal
Email: dg.atm_execution@bofa.com
Facsimile: (212) 230-8730

(v)	BTIG, LLC Email: BTIGUSATMTrading@btig.com, BTIGcompliance@btig.com and ctaylor@btig.com

(vi)	Citigroup Global Markets Inc.

General Counsel

Facsimile: (646) 291-1469

Email: setg.origination@citi.com

(vii)	Goldman Sachs & Co. LLC
Attention: Michael Voris, Ryan Cunn, Equity Capital Markets
Telephone: 212-902-4895
Facsimile: 212-291-5027
Email: michael.voris@gs.com; ryan.cunn@gs.com: gs-reecm@ny.email.gs.com; Eq-derivs-notifications@am.ibd.gs.com

(viii)	J.P. Morgan Securities LLC

Sanjeet Dewal
Telephone: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com

(ix)	KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Attention: Michael Jones, John Salisbury, Nathan Flowers
Emails:  michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com
Phone: (216) 689-3910

(x)	Mizuho Securities USA LLC Equity Capital Markets Desk Email: US-ECM@mizuhogroup.com

(xi)	Morgan Stanley & Co. LLC Investment Banking Division

Facsimile: (212) 507-8999

(xii)	MUFG Securities Americas Inc. Capital Markets

Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(xiii)	RBC Capital Markets, LLC

ECM
Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

(xiv)	Scotia Capital (USA) Inc.

Chief Legal Officer, U.S.
Telephone: (212) 225-6850
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

(xv)	TD Securities (USA) LLC Attention: ECM ATM Execution Team, Michael Murphy Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com

(xvi)	Wells Fargo Securities, LLC Equity Syndicate Department and Special Equities Desk Facsimile: (212) 214-5918

12.             No Fiduciary Relationship. The Company, each Agent and each Forward Purchaser acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company, such Agent and such Forward Purchaser have an arm’s-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.

13.             Adjustments for Stock Splits. The parties acknowledge and agree that share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

14.             Governing Law; Construction.

(a)             This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each, a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)             The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

15.             Persons Entitled to Benefit of Agreement. This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors and controlling persons referred to in Section 9 hereof. Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or Confirmation or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

16.             Counterparts. This Agreement, any Terms Agreement and any Confirmation may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement, any Terms Agreement and any Confirmation shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.             Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents or the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents or the Forward Purchasers.

18.             Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

19.             Amendments or Waivers. No amendment or waiver of any provision of this Agreement, any Terms Agreement or any Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto, as the case may be.

20.             Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

21.             Recognition of U.S. Special Resolutions Regimes. In the event that any Agent or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.             Prior Distribution Agreement. By execution of this Agreement, all of the parties to the Distribution Agreement, dated as of October 31, 2025 (the “Prior Distribution Agreement”) among the Company and Barclays Capital Inc., Barclays Bank PLC, Bank of Montreal, BMO Capital Markets Corp., BofA Securities, Inc., Bank of America, N.A, Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Scotia Capital (USA) Inc., The Bank of Nova Scotia, TD Securities (USA) LLC, The Toronto-Dominion Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association hereby agree that the Prior Distribution Agreement shall terminate; provided that such termination shall not affect any Confirmation (as defined in the Prior Distribution Agreement) that was in effect immediately prior to the execution of this Agreement, it being understood and agreed that any such Confirmation shall remain in full force and effect.

If the foregoing correctly sets forth the understanding among the Company, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Agents and the Forward Purchasers.

Very truly yours,

WEC ENERGY GROUP, INC.

By:	/s/ Anthony L. Reese
Name: Anthony L. Reese
Title: Vice President and Treasurer

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Gabrielle LeBlanc
Name:	Gabrielle LeBlanc
Title:	Director

As Agent

BARCLAYS BANK PLC

By:	/s/ Kevin Cheng
Name:	Kevin Cheng
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

Bofa securities, inc.

By:	/s/ Mark Halmrast
Name:	Mark Halmrast
Title:	Managing Director

As Agent

BANK OF AMERICA, N.A.

By:	/s/ Eric Coughlin
Name:	Eric Coughlin
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

BMO Capital Markets Corp

By:	/s/ Brad Pavelka
Name:	Brad Pavelka
Title:	Managing Director

As Agent

BANK OF MONTREAL

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

BTIG, LLC

By:	/s/ Mike Passaro
Name:	Mike Passaro
Title:	Head of Capital Markets

As Agent

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name:	Dan Klinger
Title:	Managing Director

As Forward Seller (acting through BTIG, LLC as its agent)

THE BANK OF NEW YORK MELLON

By:	/s/ Ben Litcher
Name:	Ben Litcher
Title:	Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ashwani Khubani
Name:	Ashwani Khubani
Title:	Vice President

As Agent

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name:	Jan Debeuckelaer
Title:	Managing Director

As Agent

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name:	Jan Debeuckelaer
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Preston T. Ryman
Name:	Preston T. Ryman
Title:	Vice President

As Agent

JPMORGAN CHASE BANK, N.A.

By:	/s/ Preston T. Ryman
Name:	Preston T. Ryman
Title:	Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Chris Malik
Name:	Chris Malik
Title:	Managing Director, ECM

As Agent

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Chris Malik
Name:	Chris Malik
Title:	Managing Director, ECM

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

mizhuo securities usa llc

By:	/s/ Josh Weismer
Name:	Josh Weismer
Title:	Managing Director

As Agent

mizhuo MARKETS AMERICAS LLC

By:	/s/ Matthew Chiavaroli
Name:	Matthew Chiavaroli
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel J.F. McCullough
Name:	Daniel J.F. McCullough
Title:	Executive Director

As Agent

MORGAN STANLEY & CO. LLC

By:	/s/ Ellen Weinstein
Name:	Ellen Weinstein
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

Mufg securities americas inc.

By:	/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Managing Director

As Agent

Mufg securities EMEA PLC

By:	/s/ Sullivan Calore
Name:	Sullivan Calore
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Patrick Hamer
Name:	Patrick Hamer
Title:	Managing Director

As Agent

ROYAL BANK OF CANADA

By:	/s/ Joe Stoots
Name:	Joe Stoots
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Agent

THE BANK OF NOVA SCOTIA

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

TD SECURITIES (USA) LLC

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Director

As Agent

THE TORONTO-DOMINION BANK

By:	/s/ Michael Murphy
Name:	Michael Murphy
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Accepted and agreed to as of the date first above written:

wells fargo securities, llc

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Director

As Agent

wells fargo BANK, NATIONAL ASSOCIATION

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to WEC Energy Group Distribution Agreement]

Schedule A

Authorized Company Representatives

Title	Name	Telephone	Email
EVP and CFO	Xia Liu	414-221-3244	xia.liu@wecenergygroup.com
VP and Treasurer	Anthony Reese	414-221-3768	anthony.reese@wecenergygroup.com

Schedule A

Schedule B

1. Issuer General Use Prospectuses

None

2. Other information included in the General Disclosure Package

None

Schedule B

Schedule C

WEC ENERGY GROUP, INC.

List of Significant Subsidiaries as of December 31, 2025

ATC Holding LLC

Wisconsin Electric Power Company

Integrys Holding, Inc.

Wisconsin Public Service Corporation

The Peoples Gas Light and Coke Company

Schedule C

Exhibit A

WEC Energy Group, Inc.

Common Stock

TERMS AGREEMENT

_____________, 20__

[●]2

Dear Sirs and Madams:

WEC Energy Group, Inc., a Wisconsin corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated as of November 4, 2026 (the “Distribution Agreement”) among the Company and Barclays Capital Inc., Barclays Bank PLC, BMO Capital Markets Corp., Bank of Montreal, BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), The Bank of New York Mellon, Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Scotia Capital (USA) Inc., The Bank of Nova Scotia, TD Securities (USA) LLC, The Toronto-Dominion Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association to issue and sell to [●]3 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

2 Insert name and address of applicable Agent.

3 Insert name and address of applicable Agent.

A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

WEC Energy Group, Inc.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[●]4

By:
Name:
Title:

4 Insert name of applicable Agent.

A-2

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[●] shares

Initial Price to Public:

$[●] per share

Purchase Price Payable by the Agent:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Payment of fees and disbursements for counsel to the Agent:

[●]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officers’ certificate referred to in Section 5(a)(i);
(2)	the opinions and disclosure letters of the Company’s outside counsel and internal counsel referred to in Section 5(a)(ii);
(3)	the opinion and disclosure letter of the Agent’s counsel referred to in Section 5(a)(iii);
(4)	the “comfort” letter referred to in Section 5(a)(iv); and
(5)	such other documents as the Agent shall reasonably request.

[Lockup:]

[●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●],[●]

Time of sale information:

•	The number of shares of Purchased Securities set forth above
•	The initial price to public set forth above
•	[Other]

A-3

Exhibit B-1

FORM OF initially-priced CONFIRMATION

B-1

EXHIBIT B-1

[   ], 20[   ]

To:	WEC Energy Group, Inc. 231 West Michigan Street Milwaukee, Wisconsin 53201 Attn: [●] Telephone: [●] Email: [●]
FROM:

[Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.,

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000][1]

[Bank of America, N.A.

c/o BofA Securities, Inc., as Agent

One Bryant Park, 8th Fl.

New York, New York 10036][2]

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Facsimile: (416) 552-7904

Telephone:(514)876-5546/(416)945-7286/(416)361-8287][3]

[The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention:  ATMGroup@bny.com][4]

[The Bank of Nova Scotia

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attn: US Equity Derivatives

Email: John.kelly@scotiabank.com;

BNSEquityConfirmations@scotiabank.com][5]

1 Insert for Barclays

2 Insert for BofA.

3 Insert for BMO.

4 Insert for BNY.

5 Insert for Scotia.

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013][6]

[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198][7]

[JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue

New York, NY 10017][8]

[KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114][9]

[Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Park Avenue

New York, NY 10020

Attn: Equity Capital Markets Desk

Telephone: (212) 209-9300

E-mail: US-ECM@mizuhogroup.com][10]

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Telephone: (212) 761-4000][11]

[MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London, EC27 9AJ, United Kingdom][12]

[Royal Bank of Canada

c/o RBC Capital Markets, LLC, as Agent

Brookfield Place

200 Vesey Street

New York, NY 10281-1021

Telephone: (212) 858-7000][13]

6 Insert for Citi.

7 Insert for GS.

8 Insert for JPM.

9 Insert for Key.

10 Insert for Mizuho

11 Insert for MS.

12 Insert for MUFG.

13 Insert for RBC

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email:      TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

                TDS_ATM@tdsecurities.com;

vanessa.simonetti@tdsecurities.com;

christopher.obalde@tdsecurities.com][14]

[Wells Fargo Bank, National Association

30 Hudson Yards

New York, NY 10001-2170

Email: CorporateDerivativeNotifications@wellsfargo.com][15]

RE:		Registered Forward Transaction

[REFERENCE	:	[______]]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [Barclays Bank PLC (“Dealer”), through its agent Barclays Capital Inc. (“Agent”),]16 [Bank of America, N.A. (“Dealer”)]17 [Bank of Montreal (“Dealer”)]18 [The Bank of New York Mellon (“Dealer”)]19 [The Bank of Nova Scotia (“Dealer”), through its agent Scotia Capital (USA) Inc. (the “Agent”),]20 [Citibank, N.A. or an affiliate thereof (“Dealer”), with Citigroup Global Markets Inc. acting as agent (“Agent”),]21 [Goldman Sachs & Co. LLC (“Dealer”)]22 [JPMorgan Chase Bank, National Association (“Dealer”)]23 [KeyBanc Capital Markets Inc. (“Dealer”)]24 [Mizuho Markets Americas LLC (“Dealer”). with Mizuho Securities USA LLC acting as agent (“Agent”).]25 [Morgan Stanley & Co. LLC (“Dealer”)]26 [MUFG Securities EMEA plc (“Dealer”)]27 [Royal Bank of Canada (“Dealer”), with RBC Capital Markets, LLC, as its agent (“Agent”),]28 [The Toronto-Dominion Bank (“Dealer”), through its agent TD Securities (USA) LLC (the “Agent”)]29 [Wells Fargo Bank, National Association (“Dealer”)]30 and WEC Energy Group, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

14 Insert for TD.

15 Insert for WF.

16 Insert for Barclays.

17 Insert for BofA.

18 Insert for BMO.

19 Insert for BNY.

20 Insert for Scotia.

21 Insert for Citi

22 Insert for GS.

23 Insert for JPM.

24 Insert for Key.

25 Insert for Mizuho.

26 Insert for MS.

27 Insert for MUFG.

28 Insert for RBC.

29 Insert for TD.

30 Insert for WF.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.             This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer]31 [Dealer’s ultimate parent entity]32 [The Goldman Sachs Group, Inc.]33 as of the Trade Date and the “Threshold Amount” with respect to Counterparty were [3]% of shareholders’ equity of Counterparty as of the Trade Date, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction. [This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below).]34 [Dealer is acting as principal in its capacity as Buyer hereunder, and Agent, its affiliate, is acting as agent for Dealer in its capacity as Buyer hereunder.]35 [Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]36 [Dealer is not a member of the Securities Investor Protection Corporation.]37 [Dealer is acting as principal in this Transaction and BMO Capital Markets Corp. (“Agent”), its affiliate, is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]38

31 Insert for all other dealers.

32 Insert for Barclays, BofA, Citi, JPM, Mizuho, MS, MUFG, RBC, Scotia and WF.

33 Insert for GS.

34 Insert for Citi and Mizuho.

35 Insert for Mizuho.

36 Insert for Barclays.

37 Insert for Barclays, Citi and Mizuho.

38 Insert for BMO.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ],20[ ]
Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [ ] acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated November 4, 2026 among Counterparty, Dealer[, the Agent][39] and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.
Seller:	Counterparty
Buyer:	Dealer
Shares:	The common stock of Counterparty, with a par value of $0.01 per share (Ticker Symbol: “WEC”)
Number of Shares:	As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the [Agent][40] [person][41] acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [______] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

39 Insert for Barclays, BMO, Citi, Mizuho, RBC, Scotia and TD.

40 Insert for Barclays, BNY and TD.

41 Insert for all other dealers.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [ ], 20[ ]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.
Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.
Forward Hedge Selling Commission Rate:	[__]%.[42]
Volume-Weighted Hedge Price:	The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the person acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”). The minimum Gross Sales Price for any Share sold during the Initial Hedge Period through the person acting as forward seller for Dealer shall not be less than $[___] per share.

42 Not to exceed 1.0%.

Forward Price:

(a)        On the Hedge Completion Date, the Initial Forward Price; and

(b)       On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Notwithstanding any other provision herein or in the Equity Definitions to the contrary, the Forward Price at any time shall in no event be less than the par value per Share on the Trade Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate for such day minus (b) the Spread divided by (ii) 365.
Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.
Spread:	[ ]%.
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material”.
Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:	Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (consistently applied) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.

Settlement:

Settlement Currency:	USD.
Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)        designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) one Scheduled Trading Day prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 40 Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than one Scheduled Trading Day prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b)       designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [______] [days/months/years] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Settlement Shares:

(a)       With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [ ] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and

(b)       with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Stock Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Stock Settlement unless Counterparty represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.
Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)        (i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [ ], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Stock Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Stock Settlement, as applicable, applies for the relevant Settlement Date; minus

(b)       the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Stock Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Stock Settlement:	On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that, if during the applicable Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Stock Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.
Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the first Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.
Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.
Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Initial Hedge Period for the Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to the Transaction.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment:	If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any eight (8) calendar day period, of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [__] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [__] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as (a) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) such assignment or transfer will not be treated as a taxable exchange for U.S. federal income tax purposes; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.         Calculation Agent:         Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.         Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.             Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transaction is: [Inapplicable, Dealer is not a Multibranch Party]43 [New York]44 [Charlotte]45 [Toronto]46[Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Dealer for each Transaction is its New York Office]47.

6.             Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

WEC Energy Group, Inc.

231 West Michigan Street

Milwaukee, Wisconsin 53201

Attn: [●]

Telephone: [●]

Email: [●]

43 Insert for Barclays and BNY.

44 Insert for BofA, Citi, GS, JPM, Mizuho, MS and MUFG.

45 Insert for WF.

46 Insert for BMO, RBC, Scotia and TD.

47 Insert for TD.

(b)	Address for notices or communications to Dealer:

[Barclays Bank PLC

c/o Barclays Capital Inc., as Agent

745 Seventh Avenue

New York, NY 10019

Attn: Kevin Cheng

Telephone: (+1) 212-526-8627

Facsimile: (+1) 917-522-0458

Email:         kevin.cheng@barclays.com

With a copy to:

Attention:  Equity Linked Hybrid Solutions

Email: ELHSNotifications@barclays.com

(Note that this is a group email address which may include one or more persons on the public side of Dealer.  This group email address is only to be used for notifications sent to Dealer for this Transaction, this Confirmation and the Agreement.)]48

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email:         dg.issuer_derivatives_notices@bofa.com]49

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention:          Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile:           (416) 552-7904

and

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention:          Brian Riley

Telephone:        (212) 605-1414

Email: BMOEquityLinked@bmo.com]50

48 Insert for Barclays.

49 Insert for BofA.

50 Insert for BMO.

[The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286 Attention: Equity Desk

Email:         atmgroup@bnymellon.com

Telephone: 212-815-8056

And to:      BTIG, LLC, at the Sales Agreement Notice Addresses for BTIG, LLC provided above]51

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: John.kelly@scotiabank.com

Telephone: (212) 225-6664

with a copy to:

Email: BNSEquityConfirmations@scotiabank.com]52

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Attention:          Eric Natelson, Managing Director

Telephone:        (212) 723-7310;

Email:         eric.natelson@citi.com

with a copy to:

Attention:   Theodore Finkelstein; Bianca Gotuaco

Telephone: (212)-723-1693; (212)-723-1132

Email:           Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com;

and add email notifications to the following addresses:

eq.us.corporates.middle.office@citi.com;

eq.us.ses.notifications@citi.com]53

[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention:     Michael Voris, Equity Capital Markets Telephone: 212-902-4895

Facsimile:      212-256-5738

E-mail:            michael.voris@gs.com

51 Insert for BNY.

52 Insert for Scotia.

53 Insert for Citi.

with a copy to:

Attn: Jan Debeuckelaer

Telephone:       212-934-0893

Facsimile:          212-256-5738

Email:                 jan.debeuckelaer@gs.com;

and

Attention:          Garrett Cohen

Telephone:        212-357-3427

Facsimile:           212-256-5738

Email:                 garrett.cohen@gs.com

and add email notification to the following address:

Eq-derivs-notifications@ny.ibd.gs.com]54

[JPMorgan Chase Bank, National Association

EDG Marketing Support

Email:                    edg_notices@jpmorgan.com

edg_ny_corporate_sales_support@jpmorgan.com

Facsimile No:      866-886-4506

with a copy to:

Attention:            Mr. Sanjeet S. Dewal, Managing Director

Telephone No:    212-622-8783

Email:                    sanjeet.s.dewal@jpmorgan.com]55

[KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Michael Jones, John Salisbury, Nathan Flowers

Emails:  michael.c.jones@key.com, john.salisbury@key.com, nathan.flowers@key.com

Phone: (216) 689-3910]56

[Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention:             Kevin Mullane

Executive Director

Telephone:           (212) 205-7645

Email:                    Kevin.Mullane@mizuhogroup.com

with a copy to:

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Avenue of the Americas

New York, NY 10020

Attention:            Equity Capital Markets Desk

Telephone:          (212) 209-9300

Email:                    US-ECM@mizuhogroup.com]57

54 Insert for GS

55 Insert for JPM.

56 Insert for Key.

57 Insert for Mizuho.

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Attention: Joel Carter, Scott Finz

with a copy to:

Attention:      Legal Department

and add email notifications to the following addresses:

equitysolutions_notices@morganstanley.com;

Anthony.Cicia@morganstanley.com

Eric.D.Wang@morganstanley.com]58

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London, EC27 9AJ, United Kingdom

Attention: Derivative Confirmations

Email:             docsconfirms@int.sc.mufg.jp

with a copy to:

Email:             ECM@us.sc.mufg.jp

and

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 20020

Attention: Capital Markets

Email:            FLOEStransactions@us.sc.mufg.jp]59

[For Notices:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention:    ECM

Email:            RBCECMCorporateEquityLinkedDocumentation@rbc.com

For Trade Affirmations and Settlements:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention:     Back Office

Email:             geda@rbccm.com

58 Insert for MS.

59 Insert for MUFG.

For Trade Confirmations:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Structured Derivatives Documentation

Email:             seddoc@rbccm.com]60

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention:      Global Equity Derivatives

Email:         TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

TDS_ATM@tdsecurities.com;

vanessa.simonetti@tdsecurities.com; and

christopher.obalde@tdsecurities.com

Telephone No.:        (212) 827-2896]61

[[For Wells Fargo:] Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to:

CorporateDerivativeNotifications@wellsfargo.com]62

7.	Other Provisions:

(a)	Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the person acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than [___] basis points per annum to do so (the “Maximum Stock Loan Rate”), then the effectiveness of this Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)	Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

60 Insert for RBC.

61 Insert for TD.

62 Insert for WF.

(c)	Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)	Agreements and Acknowledgments Regarding Shares.

(i)             Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii)            Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)            Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv)           Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v)            In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.

(vi)           Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Stock Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)	Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i)             Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Stock Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.

(ii)            It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement.

(iii)           Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv)           During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)            Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)           Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)          Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)         As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under the Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(ix)           Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)            Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)           As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).

(xii)           No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii)         Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.

(xiv)         As of the date hereof and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder.

(xv)          Counterparty will, within two Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty or a Potential Adjustment Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi)         Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.

(xvii)        Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(f)	Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i)             Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to [___] basis points per annum (each, a “Stock Borrow Event”);

(ii)             Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)            ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv)           Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v)            Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) [0.5]% of the number of Shares outstanding.

(g)	Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Stock Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Stock Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h)	Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)             If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii)             If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)	Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of the Transaction.

(j)	Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)	Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l)	Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)	Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)	Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)	Right to Extend. In connection with either Cash Settlement or Net Stock Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.

(p)	Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [4.9][63] [8.5][64]%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q)	Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [4.5]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), (iv) Dealer's ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of [7.5]% of the outstanding Shares (the condition described in this clause (iv), an “Excess FPA Ownership Position”) or (v) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any law, rule, regulation or regulatory order applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) [1]% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) the Share Amount would equal or exceed the Exchange Limit, (iv) an Excess FPA Ownership Position would result or (v) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (v) the Share Amount would not exceed the Post-Effective Limit, (w) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (x) the Share Amount would not equal or exceed the Exchange Limit, (y) an Excess FPA Ownership Position would not result and (z) an Excess Regulatory Ownership Position would not result.

63 Insert for Scotia and WF.

64 Insert for all other dealers.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r)	Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)	Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into the Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into the Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)	Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(u)	No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(v)	Tax Matters.

(i)             For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)             For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representation(s):

(1)           [It is “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.]65

(2)           [It is a corporation for U.S. federal income tax purposes.]66

(3)           [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is) and is a U.S. resident for U.S. federal income tax purposes.]67

(4)           [Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]68

(5)           [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]69

(6)           [It is a U.S. limited liability company that is [treated as a corporation] [a disregarded entity of [_______]] for U.S. federal income tax purposes and is organized under the laws of the State Delaware.]70

(7)           [It is a “non-U.S. branch of a foreign person” as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations, a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and a “Qualified Derivatives Dealer” (within the meaning of Sections 1.1441-1(b)(4)(xxii) and 1.1441-1(e)(6) of the United States Treasury Regulations and is acting as a principal with respect to the Transaction under this Confirmation.]71

65 Insert for Barclays, BMO and Scotia.

66 Insert for TD.

67 Insert for BofA, BNY, Citi, JPM, Key, Mizuho, MS and WF.

68 Insert for Barclays, BMO, RBC, Scotia and TD.

69 Insert for BofA, JPM and WF.

70 Insert for Mizuho.

71 Insert for MUFG.

(8)           [It is a bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes.]72

(9)           [It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.]73

(10)         [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person, for U.S. federal income tax purposes.]74

(11)         [Dealer is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes.]75

(B)	Counterparty makes the following representation(s):

(1)           It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is).

(2)           It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii)           Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretations thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

72 Insert for RBC.

73 Insert for Key.

74 Insert for GS.

75 Insert for Scotia.

(iv)           Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid, accurate and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid, accurate and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8BEN-E,W-8IMY (including a withholding statement identifying this Agreement certifying that Dealer is a “Qualified Derivatives Dealer”) or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect.. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Confirmation without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate].76

(w)	Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(x)	Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y)	Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.

76 A non-U.S. Dealer may include other appropriate form deliverables.

(z)	General Obligations Law of New York. (i) Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement.

(ii)            Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(aa)	Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)	Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd)	CARES Act. Counterparty (x) represents and warrants that it has not, as of the Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act")) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively "Financial Assistance") that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the "Material Governmental Restrictions") not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into the Transaction may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

8.	Additional Provisions.

[(a)	2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the Attachment to the [2020 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020][77] [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013][78] (“EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (a) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this clause (a):

(i)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

(ii)	Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

77 Insert for Barclays.

78 Insert for MUFG.

(iii)	The Local Business Days for such purposes in relation to Dealer are [For Barclays: New York] [For MUFG: London] and, in relation to Counterparty, are [New York] [and ●].

(iv)	The provisions in this paragraph shall survive the termination of this Agreement.

(v)	The following are the applicable email addresses:

Portfolio Data:

Dealer:	[For Barclays: MarginServicesPortRec@barclays.com
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[●]

Notice of discrepancy:

Dealer:	[For Barclays: PortRecDiscrepancy@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[●]

Dispute Notice:

Dealer:	[For Barclays: EMIRdisputenotices@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[●]][79]

[(b)	NFC Representation Protocol. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while the Transaction under this Confirmation remains outstanding, unless Counterparty notifies Dealer promptly otherwise of any change in its status from that represented) that:

(i)	it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(ii)	as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

[79]	Insert for Barclays and MUFG.

(c)	Bail-In Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

(d)	Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.

(e)	Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

(f)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

(g)	Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.][80]

[(a)	Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

(b)	Canadian Resolution Stay Protocol. With respect to this Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take .][81]

[(a)	U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Counterparty shall be deemed a “Covered Entity” and Dealer shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.

80 Insert for Barclays.

81 Insert for BMO.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]82

[(b)	No Insurance or Guaranty. Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency.

(c)	Agent. Dealer is entering this Confirmation through its Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.][83]

82 Insert for BofA, Citi, JPM, Mizuho, MS, TD and WF.

83 Insert for Citi.

[(a)	U.S. Stay Regulations.

(i)             Recognition of the U.S. Special Resolution Regimes.

A.           In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.

B.            In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.

(ii)            Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:

A.             Counterparty shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

B.            Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

C.            For the purpose of this paragraph:

1.	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2.	“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(iii)           U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv)             Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]84

[(b)	Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.][85]

84 Insert for GS.

85 Insert for JPM.

[(b)	Agent received or will receive other remuneration from Dealer in relation to this Confirmation and the Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(c)	Counterparty understands and agrees that Agent will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

(d)	Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Agent at 1271 Avenue of the Americas, New York, NY 10020, c/o Equity Capital Markets Desk, (212) 209-9300, Stephen.roney@mizuhogroup.com.

(e)	Dealer hereby provides notice that (a) except as otherwise agreed in writing by Dealer and Counterparty, Dealer may commingle, repledge or otherwise use any collateral Counterparty provides in its business; (b) in the event of Dealer’s failure, Counterparty will likely be considered an unsecured creditor of Dealer as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Counterparty and Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).][86]

[(b)	NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Counterparty confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Dealer (with a copy to [MUSICMP.EMIREnquiries@int.sc.mufg.jp).

86 Insert for Mizuho.

(c)	Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)	to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)	to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.

(d)	Capacity of Dealer. The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer and that its participation in the Agreement and the Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Dealer in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Dealer procure that its U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications, and obtaining certain representations and consents.

(e)	Contractual Recognition of Bail-In (United Kingdom).

(i)	Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(A)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(B)	a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(ii)	Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(iii)	The acknowledgements and acceptances contained in clauses (i) and (ii) above will not apply if:

(A)	the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(B)	the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (a) and (b).

(iv)	Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.

“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

(f)	Special Resolution Regime Termination Right.

(i)	Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Dealer, Counterparty shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(ii)	For the purposes of clause (i) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a "mandatory reduction instrument" by the Bank of England under section 6B of the U.K. Banking Act 2009.][87]

[(a)	Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.

(b)	Counterparty: (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

(c)	Canadian Business Conduct (Eligible Derivatives Party). Counterparty has net assets* of at least $25,000,000 as shown on its most recently prepared financial statements.

*“net assets” for purposes of this representation is calculated as total assets minus total liabilities.

(d)	Due Authorization. Counterparty represents that the person(s) executing this document are duly authorized to act on behalf of Counterparty in connection with the entry of this Transaction.

(e)	Canadian Stay Protocol. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.][88]

87 Insert for MUFG.

88 Insert for RBC.

[(a)	Canadian Stay. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Master Forward Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Forward Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.][89]

[[(a)	Contractual Recognition of Stay in Resolution. With respect to the Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take][90]

[(b)	Role of Agent. Dealer has acted, and will act, as principal in respect of this Confirmation and the Transaction, and [_______][91] [TD Securities (USA) LLC][92], its affiliate, is acting as agent for Dealer (the “Agent”). With respect to the Agent, each of Counterparty and Dealer acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to this Confirmation or the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Confirmation or the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary under this Confirmation. Dealer is not a member of the Securities Investor Protection Corporation.][93]

89 Insert for Scotia.

90 Insert for TD.

91 Insert for Scotia.

92 Insert for TD.

93 Insert for Scotia and TD.

[(a)	Matters relating to Dealer and Agent:

(i) Dealer is not registered as a broker or dealer under the Exchange Act. BNY Capital Markets, LLC (“Agent”) has acted solely as agent for Dealer and Counterparty to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation.

(ii) Agent may have been paid a fee by Dealer in connection with the Transaction. Further details will be furnished upon written request.

(iii) The time of dealing for the Transaction will be furnished by Agent upon written request.]94

94 Insert for BNY.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

WEC ENERGY GROUP, INC.

By:
Name:
Title:

[Signature Page to Registered Forward Transaction Conformation]

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]

I-1

ANNEX A

pricing supplement

[Dealer letterhead]

WEC Energy Group, Inc.

231 West Michigan Street

Milwaukee, Wisconsin 53201

Attn: [●]

Telephone: [●]

Email: [●]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [   ], 20[      ] (the “Confirmation”) between WEC Energy Group, Inc. (“Counterparty”) and [        ] (“Dealer”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Number of Shares shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation;

(c)	the Initial Forward Price shall be USD [ ]; and

(d)	the Final Date shall be [ ] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

WEC ENERGY GROUP, INC.

By:
Name:
Title:

Exhibit B-2

Collared Forward Confirmation

To:	WEC Energy Group, Inc. 231 West Michigan Street Milwaukee, Wisconsin 53201 Attn: [●] Telephone: [●] Email: [●]

From:	[●] [●] [●]

Re:	Collared Share Forward Transactions

Date:	[●]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that WEC Energy Group, Inc. (“Counterparty”) will enter into with [●] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. [This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]1

This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, the related Supplemental Confirmation and the pricing supplement setting forth certain additional terms of the related Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex B hereto (as delivered by Dealer, the “Pricing Supplement”), constitutes a separate “Confirmation” as referred to in the Agreement specified below. In the event of any inconsistency between the Equity Definitions, the Swap Definitions, this Master Confirmation, the related Supplemental Confirmation, the related Pricing Supplement or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation; (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1 To be included if required by Dealer.

1.             This Master Confirmation and a Supplemental Confirmation evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law, (ii) the election of US Dollars (“USD”) as the Termination Currency and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and Dealer, with a “Threshold Amount” for Counterparty 3% of shareholders’ equity of Counterparty as of the applicable Trade Date and a “Threshold Amount” equal to 3% of shareholders’ equity of [●] as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, each Supplemental Confirmation and the related Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2.             The terms of the particular Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date:	For each Transaction, the Trade Date; provided that if the conditions set forth in Section 7(a) of this Master Confirmation are not satisfied in respect of such Transaction as of the Trade Date, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer

Seller:	Counterparty

Shares:	The common stock of Counterparty, with a par value of $0.01 per share (Ticker Symbol: “WEC”)

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Hedge Period:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Completion Date:	For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of the Transaction can no longer be established by Dealer and/or its affiliates due to termination of the Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the “forward seller” (as defined in the Distribution Agreement) completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Reference Price:	As set forth in the related Pricing Supplement, for each Component, to be equal to the volume weighted average price per Share at which the person acting as “forward seller” for Dealer, executes or causes to be executed sales of Shares during the Relevant Hedging Days in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Distribution Agreement and this Master Confirmation.

Number of Shares:	For each Transaction, initially, as set forth in the related Supplemental Confirmation, subject to adjustment as set forth herein and therein. For the avoidance of doubt, the Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by the “forward seller” (as defined in the Distribution Agreement) in connection with the establishment of Dealer’s commercially reasonable initial Hedge Positions in respect of such Transaction pursuant to the Distribution Agreement.

Aggregate Number of Shares:	To be the sum of the Number of Shares in respect of any and all Transaction(s) under this Master Confirmation.

Component Number of Shares:	For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that Dealer (or its agent or affiliate) will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:	Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period, each of which such Components will correspond to a single Exchange Business Day during the Hedge Period (the “Relevant Hedging Day”), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	Not applicable.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Variable Obligation:	Not Applicable

Forward Floor Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Floor Percentage and (y) the Hedge Reference Price for such Component. The Forward Floor Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Cap Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Cap Percentage and (y) the Hedge Reference Price for such Component. The Forward Cap Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation:

Valuation Date:	For all Components of a Transaction, the Scheduled Valuation Date for such Transaction; provided that, in respect of any Transaction, Dealer shall have the right to designate any Scheduled Trading Day on or after the First Acceleration Date to be the Valuation Date for all Components of such Transaction (the “Accelerated Valuation Date”) by delivering notice to Counterparty of such designation prior to 8:00 P.M. New York City time on the Exchange Business Day immediately following the designated Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Period:	For all Components of a Transaction, the period from and including the Valuation Period Start Date for the Transaction to and including the Valuation Date for such Transaction.

Valuation Period Start Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:

Notwithstanding anything to the contrary in the Equity Definitions, the Calculation Agent may, in its good faith and commercially reasonable discretion, to the extent that a Disrupted Day occurs during a Valuation Period, postpone the Scheduled Valuation Date and, to the extent that a Disrupted Day occurs during the Unwind Period, extend the Unwind Period. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:

(i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price or the True-Up Price, as applicable, or

(ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price or the 10b-18 VWAP Price, as appliable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price or the 10b-18 VWAP Price for the relevant Valid Days during a Valuation Period or the weighting of the 10b-18 VWAP Price for the relevant Valid Days during an Unwind Period, as applicable, shall be adjusted in good faith and a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.

If a Disrupted Day occurs during a Valuation Period and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be (x) a Potential Adjustment Event or (y) if the Calculation Agent determines that no adjustment that it could make under clause (x) will produce a commercially reasonable result, an Additional Termination Event, with Counterparty as the sole Affected Party and the Transaction as the sole Affected Transaction.

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day during a Valuation Period” after the word “material,” in the third line thereof, and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

VWAP Price:	For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WEC <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method.

10b-18 VWAP Price:	For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “WEC <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

Valid Day:	Each Exchange Business Day during a Valuation Period.

Regulatory Disruption:	A “Regulatory Disruption” shall occur if Dealer determines, in good faith and in its reasonable discretion, based on advice of counsel, that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, provided that any such voluntarily adopted polices or procedures are generally applicable to transactions of the same type as the Transactions and applied in a consistent and non-discriminatory manner) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Settlement:

Settlement Currency:	USD (as defined in the Swap Definitions).

Settlement Date:	For all Components of a Transaction, in the case of an Accelerated Valuation Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the notice described in “Valuation Date”, and in the case of the Scheduled Valuation Date, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction.

Settlement Shares:	For each Component, the Component Number of Shares.

Settlement Price:	For each Component, the arithmetic average of the VWAP Prices on the Valid Days in the Valuation Period for such Component, subject to “Valuation Disruption” above; provided that for any Component (x) if such average is less than the Forward Floor Price for such Component, the Settlement Price for such Component shall be deemed to be the Forward Floor Price for such Component and (y) if such average is greater than the Forward Cap Price for such Component, the Settlement Price for such Component shall be the Forward Cap Price for such Component. On each Reduction Date for a Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts”, the VWAP Prices for the Valid Days in the Valuation Period for each Component of such Transaction that occurred prior to such Reduction Date shall each be reduced by the corresponding Reduction Amount set forth therein for such Reduction Date.

Settlement Method Election:	Applicable, to the extent described under “Modified Physical Settlement” below. For the avoidance of doubt, Counterparty may not elect Cash Settlement.

Default Settlement Method:	Physical Settlement; provided that references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Modified Physical Settlement”.

Modified Physical Settlement:

Notwithstanding Section 9.2 of the Equity Definitions but subject to Section 7(u) below, on the Settlement Date for all Components of any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the sum of the Settlement Shares for all Components of such Transaction and will pay to Dealer the Fractional Share Amount, if any, subject to Section 7(u) hereof, and Dealer will pay to Counterparty (i) an amount equal to the sum of the Floor Cash Amounts for all Components of such Transaction and (ii) an amount equal to the sum of the Modified Physical Settlement Cash Amounts for all Components of such Transaction.

Notwithstanding the foregoing, Counterparty may elect to receive Shares rather than the Modified Physical Settlement Cash Amount in respect of all Components of any Transaction (“True-Up Share Settlement”) by notifying Dealer in writing of such election no later than one Settlement Cycle prior to the Settlement Date (“True-Up Share Settlement Election Notice”); provided that such election shall only be valid if it contains the True-Up Election Representations. If True-Up Share Settlement is applicable to all Components of any Transaction, Dealer shall not deliver the Modified Physical Settlement Cash Amounts on the Settlement Date for any Components of such Transaction and instead shall deliver a number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction on the True-Up Settlement Date for such Transaction.

Floor Cash Amount:	For each Component, an amount equal to (x) the product of (A) the Forward Floor Price for such Component multiplied by (B) the Component Number of Shares less (y) the product of (A) the Hedge Reference Price for such Component multiplied by (B) the Forward Hedge Selling Commission Rate multiplied by (C) the Component Number of Shares.

Modified Physical Settlement Cash Amount:	For each Component, an amount equal to the Settlement Price Differential for such Component multiplied by the Component Number of Shares.

Modified Physical Settlement Share Amount:	For each Component, an amount equal to the Modified Physical Settlement Cash Amount divided by the True-Up Price, rounded down to the nearest integral multiple of one Share.

True-Up Election Representations:	(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing True-Up Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the [Exchange Act/ the Securities Exchange Act of 1934, as amended (“Exchange Act”)] (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

True-Up Settlement Date:	For any Transaction to which True-Up Share Settlement is applicable, the date one Settlement Cycle following the last day of the Unwind Period for such Transaction. Any True-Up Settlement Date shall be deemed to be a Settlement Date for purposes of the Equity Definitions.

True-Up Price:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the arithmetic average of the 10b-18 VWAP Prices on the Valid Days in the Unwind Period for such Transaction, as determined by the Calculation Agent, subject to “Valuation Disruption” above.

Unwind Period:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the period from and including the first Exchange Business Day following the date the Counterparty validly provides the True-up Share Settlement Election Notice (or such later date as agreed to by Dealer in its sole discretion) and ending on the date determined by the Calculation Agent in its commercially reasonable discretion.

Settlement Price Differential:	For each Component, an amount equal to the Settlement Price less the Forward Floor Price.

Fractional Share Amount:	An amount in the Settlement Currency representing the fractional Share resulting from the calculation of the Number of Shares to be as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from Expected Dividends as of the first Trading Day of the Hedge Period for any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction. In making any such adjustment, Calculation Agent may, but is not required to, make reference to (amongst other factors) any withholding or deduction of taxes.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Dividends:

Early Termination:	If Counterparty declares or pays any dividend or distribution on the Shares that is (x) greater than, (y) later than or (z) in addition to, the Expected Dividends, such payment or declaration shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Expected Dividends:	For any Transaction, as set forth in the related Supplemental Confirmation.

Extraordinary Events:

New Shares:	In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent may determine the effect on the Transaction of such announcement (and, if so, adjust the terms of such Transaction accordingly) on one or more occasions on or after the date of the Announcement Event, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.

Announcement Event:	(i) The public announcement of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”), (iii) the public announcement of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, (iv) any other announcement that in the reasonable judgment of Calculation Agent is reasonably likely to result in a Merger Event, Tender Offer Acquisition Transaction or Disposal Transaction or (v) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii), (iii) or (iv) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, ‘announcements’ as used in this definition of Announcement Event refer to any public announcement whether made by the Issuer or a third party, and the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall be read with references therein to “100%” being replaced by “20%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of “Reverse Merger” therein.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Positions” after the word “Shares” in clause (X) thereof, (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied consistently by Dealer to similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:

Applicable provided that:

(i)        Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”;

(ii)       Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or the portion of the Transaction affected by such Hedging Disruption”; and

(iii)      it shall not be a Hedging Disruption if such inability occurs solely due to the deterioration of the creditworthiness of the Hedging Party.

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable.

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer. Following any determination by the Determining Party hereunder, within five Business Days following a written request by Counterparty therefor, the Determining Party shall provide to Counterparty by e-mail to the e-mail address provided by Counterparty a written explanation and report (in a commonly used file format for the storage and manipulation of financial data) describing in reasonable detail any determination made by it (including, as applicable, any quotations, market data, information from internal sources used in making such determinations, descriptions of the methodology and any assumptions and basis used in making for such determination), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination. All calculations, adjustments, and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains commercially reasonable hedge positions.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as, as of the date of the assignment or transfer (a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.             Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation or any Supplemental Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.             Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.

(b) Account for delivery of Shares to Counterparty:	To be furnished.

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5.             Offices:

The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transactions is: [●].

6.             Notices: For purposes of this Master Confirmation:

(a)	Address for notices or communications to Counterparty:

WEC Energy Group, Inc.

231 West Michigan Street

Milwaukee, Wisconsin 53201

Attn: [●]

Telephone: [●]

Email: [●]

(b)	Address for notices or communications to Dealer:

[●]

7.             Other Provisions:

(a)	Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or wavier by Dealer) of the following conditions:

(i)            [Reserved];

(ii)           The Equity Distribution Agreement dated as of November 4, 2026 between Counterparty, Dealer, [●] and the forward seller party thereto, and those certain other parties from time to time party thereto (the “Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iii)          any certificate delivered pursuant to the Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iv)          all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(v)           Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;

(vi)          Counterparty and each “Forward Purchaser” (as defined in the Distribution Agreement) shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and

(vii)         On or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 3(a) of the Agreement, Section 7(e)(vii) and Section 7(e)(xii) hereof and any other such matters as Dealer may reasonably request.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate, then the effectiveness of this Master Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)	Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c)	Interpretive Letter. The parties intend for this Master Confirmation (including any related Supplemental Confirmation) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)	Agreements and Acknowledgments Regarding Shares.

(i)            Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii)           Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of each Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)          Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the Aggregate Number of Shares plus (ii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.

(iv)          Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.

(v)           In connection with bids and purchases of Shares in connection with any True-Up Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases.

(vi)          Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)	Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (xii), (xiii) and (xiv), on each date Counterparty delivers Shares to Dealer), as follows:

(i)            Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with any Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect True-Up Share Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any True-Up Share Settlement Election Notice, Counterparty additionally represents to Dealer on the date of such notice that Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

(ii)           It is the intent of Dealer and Counterparty that following any election of True-Up Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty acknowledges that (a) during any Valuation Period or Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in, and for the duration of each Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.

(iii)          Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv)          During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v)           Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any True-Up Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)          Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur during any Unwind Period.

(vii)         Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)        as of the Trade Date and Effective for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(ix)          Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)           Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)          As of the Trade Date, neither the articles of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation and the Agreement.

(xii)          No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and each Supplemental Confirmation and the consummation of each Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii)         Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.

(xiv)        As of the date hereof and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder or under the relevant Supplemental Confirmation.

(xv)         Counterparty will, within two Scheduled Trading Days, notify Dealer upon (i) obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty, or a Potential Adjustment Event and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event; provided that in each case, should Counterparty be in possession of material nonpublic information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi)         Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; (c) has total assets of at least $50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).

(xvii)       Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(xviii)      Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix)         COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(xx)          In connection with this Master Confirmation, each Supplemental Confirmation, the Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi)         Counterparty represents and warrants to, and agrees with, Dealer that at all times during the Relevant Period for any Transaction, Counterparty has not and will not, without the prior written consent of Dealer, (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares; provided that at any time during the Relevant Period, (a) any issuance and sale of Shares by Counterparty to employees, officers and directors of Counterparty pursuant to compensation programs (including Counterparty’s long-term incentive plan) or any stock ownership plan, (b) any issuance and sale of shares pursuant to any dividend reinvestment or direct stock purchase plan, (c) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the Trade Date of such Transaction, and (d) physical settlement of any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price, shall in each case be permitted, and provided, further that during the Valuation Period, (x) any debt-for-equity exchanges, (y) certain transactions as set forth under “Permitted Transactions” in the relevant Supplemental Confirmation for each Transaction, and (z) after the establishment of Dealer’s commercially reasonable initial Hedge Positions in respect of the relevant Transaction (or such earlier time with Dealer’s consent not to be unreasonably withheld), any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the-market” offering of Shares on an agency basis on behalf of the Company made by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for Counterparty’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of Shares, at market prices prevailing at the time of sale, shall in each case be permitted, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing Counterparty’s common stock price or involving investors’ hedging activity in the open market and any such “at-the-market” forward sale transactions or “at-the-market” offering, the related selling activity in respect of the Shares, in aggregate on any Exchange Business Day, shall not exceed 10% of the 90-day average ADTV of the Shares, excluding elements of such daily traded volume that may be attributed to any block trade that occurs on such Exchange Business Day (and for the avoidance of doubt, any block trades shall not be permitted under clause (z) above), at the time of signing of definitive documents with respect to such exchange. “Relevant Period” means, in respect of any Transaction, the period from the Trade Date through the latter of the Settlement Date or True-Up Settlement Date.

(f)	[Reserved].

(g)	[Reserved].

(h)	Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act (other than because the number of Shares Counterparty is required to deliver to Dealer exceeds the number of Shares Dealer would return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction), then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)            If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii)           If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)	Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of any Transaction.

(j)            [Reserved].

(k)	Governing Law/Jurisdiction/Waiver of Jury Trial.

(i)            THIS MASTER CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS MASTER CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

(ii)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(iii)          EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(l)	Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)	Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)	Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)	Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (so long as such policies or procedures are consistently applied to transactions similar to the Transaction); provided that no such Valuation Date or other date of valuation, payment or delivery may be postponed or added by a number of Valid Days in excess of the Extension Cap (as set forth in the Supplemental Confirmation).

(p)	Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 7.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and the “Number of Shares” under any other outstanding share forward transaction by Counterparty referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q)	Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Settlement Date, the purchase of Shares on any Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (the condition described in this clause (ii), an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (iii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position would result or (iii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (Y) an Excess FPA Ownership Position would not result and (Z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position exists or (iii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(r)	Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)	Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)	Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:

(i)            each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)           the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)          any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)          all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)           any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(u)	No Collateral; Netting; Setoff. The obligations of Counterparty hereunder are not secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(v)	Tax Matters.

(i)            For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)           For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representation(s):

(1)	[●]

(B)	Counterparty makes the following representation(s):

(1)           It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)           It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Wisconsin, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii)          Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(iv)          Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8IMY, or W-9, as applicable, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation or any Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v)           871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(w)	Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.

(x)	Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.

(y)	Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)	Reserved.

(aa)	Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)	Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd)	CARES Act. Counterparty (x) represents and warrants that it has not, as of each Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of any Transaction hereunder would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into any Transaction hereunder may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

(ee)	Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect to deliver or for Dealer to deliver, as the case may be, to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may make such election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information concerning the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

(ff)	Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of the Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the Aggregate Reserved Number of Shares (as set forth in each Supplemental Confirmation) (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)	Amendments to the Equity Definitions.

(i)            Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the Shares or the relevant Transaction”.

(ii)           Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Aggregate Number of Shares, the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”

(iii)          Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “material economic effect on the Shares or the relevant Transaction; provided that such event is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated measured solely by reference to the Counterparty’s own operations”.

(iv)          Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the announcement or occurrence of any Potential Adjustment Event”. The proviso at the end of Section 11.2(c)(i) of the Equity Definitions shall be deemed to have been deleted.

(hh)	Additional Termination Event(s). Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such Transaction (or portions thereof) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

(ii)	Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement (including as a result of the application of Section 7(hh) hereunder), Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner.

(jj)	Waiver of Rights. Any provision of the Agreement, this Master Confirmation, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

8.	Additional Provisions.

(a)	[●]

(b)	Agreements Regarding the Pricing Supplement.

(i)            Upon the execution and delivery by Counterparty of a Supplemental Confirmation for any Transaction, Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the Pricing Supplement for such Transaction, absent manifest error.

(ii)           Each of Counterparty and Dealer agrees and acknowledges that (i) any Transaction to be entered into pursuant to this Master Confirmation and the Supplemental Confirmation and Pricing Supplement relating to such Transaction will be entered into in reliance on the fact that this Master Confirmation, such Supplemental Confirmation and such Pricing Supplement form a single agreement between Counterparty and Dealer in respect of such Transaction, and Dealer would not otherwise enter into such Transaction, (ii) this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (iii) any Pricing Supplement, regardless of whether such Pricing Supplement is transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (iv) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation, as supplemented by any Supplemental Confirmation and Pricing Supplement.

(iii)          Counterparty and Dealer further agree and acknowledge that this Master Confirmation, as supplemented by a Supplemental Confirmation and Pricing Supplement for any Transaction, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

WEC ENERGY GROUP, INC.

By:
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[ ]

To:	WEC Energy Group, Inc.
231 West Michigan Street
Milwaukee, Wisconsin 53201

From:	[●]

Re:	Collared Share Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [●] (“Dealer”) and WEC Energy Group, Inc. (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated [●], between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[______]

Effective Date:	[______]

Number of Shares:	Initially, [______], subject to adjustment as provided herein. The final Number of Shares (after giving effect to such adjustments) for a Transaction shall be set forth in the Pricing Supplement for a Transaction, which shall be equal to the sum of the Component Number of Shares in respect of all Components of the Transaction.

Trading Parameters

On any Exchange Business Day Counterparty may request in writing by 8:30 AM New York Time (a “Parameters Request”) that Dealer (or its agent or affiliate) establish its initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Distribution Agreement:

1.     Dealer (or its agent or affiliate) shall use good faith efforts to make sales in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component in accordance with the Trading Parameters; provided that such good faith efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates), and only to the extent fulfilling such Parameter Request would not have an adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).

2.     With respect to the Limit Price, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) below the Limit Price.

3.     With respect to the Maximum Proceeds, Dealer (or its agent or affiliate) will not sell any “Hedge Shares” (as defined in the Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.

4.     If no Parameters Request is received by Dealer by 8:30 A.M. New York Time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.

5.     Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to the Dealer (in its capacity as a “Forward Purchaser” under the Distribution Agreement) and a “Agent” (as defined in the Distribution Agreement) that (x) the representation in Section 5(f)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Settlement Date” (as defined in the Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Distribution Agreement) as amended and supplemented relating to such Hedge Shares).

6.     Other than as explicitly set forth above, Dealer (or its agent or affiliate) shall have the sole discretion in conducting its hedging activities in connection with establishing its initial Hedge Positions of the Transaction.

Hedge Period:

For the Transaction, the period commencing on, and including, the Hedge Period Commencement Date and ending on, and including, the Hedge Period Completion Date, during which Dealer (or its agent or affiliate) establishes its initial Hedge Positions for such Transactions, subject to the Trading Parameters; provided that the Counterparty acknowledges and agrees that Dealer or its agent or affiliate will be establishing its initial Hedge Positions pursuant to the Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of the Transaction during the Hedge Period (a) in order to comply with the Trading Parameters, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Distribution Agreement. Promptly following the Hedge Period Completion Date for the Transaction, Dealer shall deliver the Pricing Supplement to Counterparty.

Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, if (x) the prospectus contemplated in the Distribution Agreement ceases to satisfy the requirements of the Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Positions) or (y) the Hedge Period Completion Date occurs, in each case, prior to completion by Dealer (or its agent or affiliate) of the establishment of establishing Dealer’s commercially reasonable initial Hedge Positions with respect to the full Number of Shares for the Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Distribution Agreement to be available), Dealer shall reduce the Number of Shares in respect of the Transaction to reflect the extent to which Dealer (or its agent or affiliate) has established Dealer’s initial Hedge Positions in respect of such Transaction on or prior to such Hedge Period Completion Date, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as appropriate to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by Dealer (or its agent or affiliate) of the establishment of Dealer’s initial Hedge Positions with respect to the Number of Shares for the Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” as of such day (assuming commercially reasonable Hedge Positions) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of the Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Valuation Period Start Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

First Acceleration Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Expected Dividends:	Ex-Dividend Date	Amount

	[ ]	$[ ]

Forward Reduction Amounts:[2]	Reduction Date	Reduction Amount

	[ ]	$[ ]

Permitted Transactions:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Aggregate Reserved Number of Shares:	Equal to the Aggregate Number of Shares.

[Signature Page Follows]

2 To have the same dates and amounts as Expected Dividends.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

WEC ENERGY GROUP, INC.

By:
Name:
Title:

EXHIBIT 1

Hedge Period Commencement Date:	[ ]

Hedge Period Outside Date:	[ ]

Valuation Period Start Date:	[ ]

Scheduled Valuation Date:	[ ]

First Acceleration Date:	[ ]

Forward Floor Percentage:	[ ]%

Forward Cap Percentage:	[ ]%

Forward Hedge Selling Commission Rate:	[ ]%

Initial Stock Loan Rate:	[ ] bps

Maximum Stock Loan Rate:	[ ] bps

Permitted Transactions:

[The following transactions shall be permitted under clause (y) of Section 7(e)(xxi), subject to the limitations set forth below: Any underwritten block trade or follow-on offering of Shares, equity units or convertible notes; provided that:

(i) from, and including, the first day of the Valuation Period to, but excluding, [                               ], 20[  ], the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with clause (y) shall not exceed USD [               ];

(ii) from, and including, [                               ], 20[ ] to, but excluding, [                               ], 20[ ], the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [               ];

(iii) from, and including, [                               ], 20[ ] to, but excluding, the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, the cumulative notional amount of all shares (and/or principal amount of convertible notes) sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [               ].

In addition, from, and including, [______] to, but excluding, the earlier of (x) the Scheduled Valuation Date and (y) the date of any True-Up Settlement election, not counting any other transactions permitted under clause (y) of Section 7(e)(xxi), reverse inquiry block trades (at a discount not to exceed [___]%), the cumulative notional amount of all shares sold pursuant to which shall not exceed USD [________] shall be permitted under clause (y) of Section 7(e)(xxi).]

FORM OF pricing supplement

Date:	[ ]

To:	WEC Energy Group, Inc.
231 West Michigan Street
Milwaukee, Wisconsin 53201

From:	[●]

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation dated as of [●] between WEC Energy Group, Inc. (“Counterparty”) and [●](“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated [●] between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price
1.
2.
3.
4.
…

(a)	the Hedge Period Completion Date is [__________]; and

(b)	the Number of Shares is [__________].

Yours sincerely,

[DEALER]

By:
Name:
Title:

1

Exhibit C

WEC Energy Group, Inc.

OFFICERS’ CERTIFICATE

The undersigned officers of WEC Energy Group, Inc. (the “Company”) do hereby certify on behalf of the Company, pursuant to [Section 5(a)(i)][Section 6(b)] of the Distribution Agreement, dated as of November 4, 2026 among the Company and Barclays Capital Inc., Barclays Bank PLC, BMO Capital Markets Corp., Bank of Montreal, BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), The Bank of New York Mellon, Citigroup Global Markets Inc., Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, RBC Capital Markets, LLC, Royal Bank of Canada, Scotia Capital (USA) Inc., The Bank of Nova Scotia, TD Securities (USA) LLC, The Toronto-Dominion Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (the “Agreement”), that:

1.            Since the most recent date as of which information is given in the Registration Statement and the Prospectus (as each of such terms is defined in the Agreement), except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business;

2.            The representations and warranties of the Company contained in the Agreement are true and correct in all material respects, with the same force and effect as though expressly made at and as of the date hereof;

3.            The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

4.            No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or are pending or are, to the knowledge of the undersigned, contemplated by the Securities and Exchange Commission.

In Witness Whereof, the undersigned officers have executed this certificate as of [●], 20[●].

[Name]
[Title]

[Name]
[Title]

C-1

Exhibit D-1

FORM OF OPINION AND DISCLOSURE LETTER OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)(ii)(A)

Capitalized terms used herein shall have the same definitions as set forth in the distribution agreement (the “Distribution Agreement”) to which this Exhibit D-1 is attached.

(i)            The Shares conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(ii)           The Registration Statement became effective under the Act upon filing with the Commission; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, we confirm to you, based solely on our review of the Commission’s “Stop Order” web page (https://www.sec.gov/litigation/stoporders.shtml), that (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to our knowledge (b) no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or are pending or threatened by the Commission.

(iii)          The Company is not, and after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(iv)          Assuming each Confirmation (if any) will be duly authorized, executed and delivered by the Company, each Confirmation (if any) will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company’s obligations under each Confirmation may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)           We have participated in conferences with officers and other representatives of the Company, representatives of and counsel to the Agents and the Forward Purchasers and representatives of the independent public accountants for the Company at which conferences the contents of the Registration Statement, the Prospectus and the Exchange Act Documents and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of such documents, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Exchange Act Documents and have made no independent check or verification thereof (except as indicated in paragraph (i) above). On the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement, as of the [date on which it became effective] [date of the filing of the Form 10-K] (the “Effective Date”) (including the Exchange Act Documents on file with the Commission as of such date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted, as of its date, or omits, as of the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been asked to comment and express no opinion or belief with respect to the financial statements, including the schedules and notes thereto, or any other financial or statistical data set forth, incorporated by reference or referred to in, or omitted from, the Registration Statement, the Prospectus or the Exchange Act Documents).

D-1-1

On the basis of the foregoing, the Registration Statement, as of the Effective Date, and the Prospectus, as of ____________, 20___, appeared on their face to comply as to form in all material respects with the requirements of the Act and the regulations thereunder, and the Exchange Act Documents incorporated by reference in the Prospectus, as of their respective dates of filing with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, except that in each case, we express no opinion as to the financial statements or other financial or statistical data contained, incorporated by reference or referred to in (or omitted from) the Registration Statement, the Prospectus or the documents incorporated by reference in the Registration Statement or the Prospectus.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

D-1-2

Exhibit D-2

FORM OF OPINION AND DISCLOSURE LETTER OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)(ii)(B)

Capitalized terms used herein shall have the same definitions as set forth in the distribution agreement (the “Distribution Agreement”) to which this Exhibit D-2 is attached.

(i)            The Company has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin.

(ii)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Distribution Agreement, any Terms Agreement and any Confirmation (assuming any such Confirmation is executed in accordance with the terms of the Distribution Agreement and in the applicable form attached as Exhibit B-1 or Exhibit B-2 to the Distribution Agreement) and to issue the Shares.

(iii)          Each Subsidiary set forth on Schedule C to the Distribution Agreement has been duly incorporated and is validly existing as a corporation or limited liability company in active status or good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate or limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or membership interests, as the case may be, of each Subsidiary has been duly authorized and validly issued, and, in the case of capital stock, is fully paid and non-assessable and, to the best of my knowledge, except for the outstanding shares of preferred stock of Wisconsin Electric Power Company or as otherwise set forth on Schedule C to the Distribution Agreement, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of my knowledge, none of the outstanding shares of capital stock or membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(iv)          The Distribution Agreement has been duly authorized, executed and delivered by the Company.

(v)           Each Confirmation (if any), when executed by a duly authorized officer of the Company, will be duly authorized, executed and delivered by the Company.

(vi)          The Shares, when issued and delivered by the Company pursuant to the Distribution Agreement, any Terms Agreement or any Confirmation, against payment of the consideration set forth in the Distribution Agreement, any Terms Agreement or any Confirmation, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or other similar rights.

(vii)         To the best of my knowledge, there are no statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as so required.

(viii)       All descriptions in the Registration Statement of written contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(ix)          To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except for any such default that would not have a Material Adverse Effect.

D-2-1

(x)           To the best of my knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Act and the regulations thereunder, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Distribution Agreement or for the offering, issuance, sale or delivery of the Shares in accordance with the terms of the Distribution Agreement, any Terms Agreement and any Confirmation.

(xi)          The execution, delivery and performance by the Company of the Distribution Agreement, any Terms Agreement or any Confirmation and the consummation by the Company of the transactions contemplated therein (including any settlement pursuant to the terms of any Confirmation) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default or similar event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or similar events or liens, charges or encumbrances that would not have a Material Adverse Effect); nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

(xii)         The Shares conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

I, or members of my staff, have participated in conferences with officers and other representatives of the Company, counsel to and representatives of the Agents and the Forward Purchasers and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus, the Registration Statement and the Exchange Act Documents and related matters were discussed. Given the character of determinations involved in the preparation of such documents, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Exchange Act Documents and have made no independent check or verification thereof (except as otherwise indicated above). On the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement, as of the [date on which it became effective] [date of the filing of the Form 10-K] (including the Exchange Act Documents on file with the Commission as of such date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (including the Exchange Act Documents) contained, as of its date, or contains, as of the date hereof, an untrue statement of a material fact or omitted, as of its date, or omits, as of the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been asked to comment and express no opinion or belief with respect to the financial statements, including the schedules and notes thereto, or any other financial or statistical data set forth, incorporated by reference or referred to in, or omitted from, the Registration Statement, the Prospectus or the Exchange Act Documents.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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